Name of Registrant:
Templeton Funds

File No. 811-02781

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Templeton Funds (the "Trust"), on behalf of Templeton World Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's
investment manager would be able to hire and replace
subadvisers without shareholder approval.
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:


Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	172,182,678	95.13%	63.28%	8,809,513	4.87%	3.24%
Ann Torre Bates	172,813,446	95.48%	63.52%	8,178,744	4.52%	3.01%
Mary C. Choksi	172,891,952	95.52%	63.54%	8,100,238	4.48%	2.98%
Edith E. Holiday	172,791,517	95.47%	63.51%	8,200,673	4.53%	3.01%
Gregory E. Johnson	172,621,004	95.37%	63.44%	8,371,186	4.63%	3.08%
Rupert H. Johnson, Jr.	172,281,765	95.19%	63.32%	8,710,425	4.81%	3.20%
J. Michael Luttig	172,551,969	95.34%	63.42%	8,440,221	4.66%	3.10%
David W. Niemiec	172,458,474	95.29%	63.39%	8,533,716	4.71%	3.14%
Larry D. Thompson	172,459,950	95.29%	63.39%	8,532,240	4.71%	3.14%
Constantine D. Tseretopoulos	172,544,358	95.33%	63.42%
8,447,832	4.67%	3.10%
Robert E. Wade	172,464,804	95.29%	63.39%	8,527,387	4.71%	3.13%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain
Broker Non-Vote	% Broker Non-Vote	Passed (Y or N)
137,115,445	75.76%	50.40%	9,467,602	5.23%
5,046,996	2.79%	29,362,147	16.22%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
135,223,792	74.71%	49.70%	9,542,689	5.27%
6,863,562	3.79%	29,362,147	16.22%	Y



II. The Board of Trustees of Templeton Funds (the "Trust"), on behalf of Templeton Foreign Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's
investment manager would be able to hire and replace
subadvisers without shareholder approval.
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	482,447,880	96.59%	51.39%	17,011,375	3.41%	1.81%
Ann Torre Bates	482,695,104	96.64%	51.42%	16,764,152	3.36%	1.79%
Mary C. Choksi	482,695,228	96.64%	51.42%	16,764,028	3.36%	1.79%
Edith E. Holiday	482,660,622	96.64%	51.42%	16,798,634	3.36%	1.79%
Gregory E. Johnson	482,698,912	96.64%	51.42%	16,760,343	3.36%	1.79%
Rupert H. Johnson, Jr.	482,542,546	96.61%	51.40%	16,916,709	3.39%	1.80%
J. Michael Luttig	482,661,413	96.64%	51.42%	16,797,843	3.36%	1.79%
David W. Niemiec	482,561,483	96.62%	51.41%	16,897,772	3.38%	1.80%
Larry D. Thompson	482,600,559	96.62%	51.41%	16,858,696	3.38%	1.80%
Constantine D. Tseretopoulos	482,692,987	96.64%	51.42%
16,766,268	3.36%	1.79%
Robert E. Wade	482,447,880	96.72%	51.46%	16,386,840	3.28%	1.75%

Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain
Broker Non-Vote	% Broker Non-Vote	Passed (Y or N)
354,091,655	70.90%	37.72%	18,313,953
3.67%	12,794,642	2.56%	114,259,004	22.88%	Y



Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
353,659,752	70.81%	37.67%	16,270,717	3.26%
15,269,779	3.06%	114,259,004	22.88%	Y